BGSF, Inc. Reports Third Quarter 2024 Financial Results

PLANO, Texas – (November 6, 2024) – BGSF, Inc. (NYSE: BGSF), a growing provider of consulting, managed services, and professional workforce solutions, today reported financial results for the third fiscal quarter ended September 29, 2024.

Q3 2024 Highlights (results include sequential comparisons to Q2 2024):
•Revenues were $71.2 million for Q3, compared to $68.1 million for Q2.
◦Property Management segment revenues increased 15.9% from Q2, driven by seasonal demand.
◦Professional segment revenues declined 2.5% from Q2, due to a decline in billed hours in the Finance & Accounting division.
•Gross profit was $24.3 million, up from $23.6 million in Q2, primarily due to higher sales in Property Management.
•Net loss was $0.8 million, or $0.07 per diluted share for Q3 and Q2.
•Adjusted EBITDA1 was $3.2 million (4.5% of revenues) in Q3 from $2.6 million (3.8% of revenues) in Q2.
•Adjusted EPS1 was $0.10 for Q3 compared with $0.07 for Q2.
•Launched advanced lead generation technology, which generated significantly better lead acquisition and conversion rates in the quarter.

SUMMARY OF FINANCIAL RESULTS
(dollars in thousands) (unaudited)

	For the Thirteen Week Periods Ended
	September 29, 2024		October 1, 2023		June 30, 2024
Revenue:
Property Management	$29,824		$35,976		$25,726
Professional	41,362		47,508		42,411
Total	$71,186		$83,484		$68,137

Gross profit / Gross profit percentage:
Property Management	$10,696	35.9%	$14,197	39.5%	$9,596	37.3%
Professional	13,633	33.0%	15,782	33.2%	14,034	33.1%
Total	$24,329	34.2%	$29,979	35.9%	$23,630	34.7%

Operating income	$470		$5,267		$81
Net (loss) Income	$(804)		$2,640		$(761)
Net (loss) income per diluted share	$(0.07)		$0.24		$(0.07)

Non-GAAP Financial Measures:
Adjusted EBITDA[1]	$3,208		$7,857		$2,603
Adjusted EBITDA Margin (% of revenue)[1]	4.5%		9.4%		3.8%
Adjusted EPS[1]	$0.10		$0.36		$0.07
1 Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures as defined and reconciled below.

Beth A. Garvey, Chair, President, and CEO, said, “Although economic uncertainties persist and the demand environment remains choppy for the entire IT consulting and workforce industry, we are pleased to report that our third quarter total revenues improved sequentially by 4.5%. This sales progression was due to a seasonal lift in Property Management, up 15.9%, compared to the second quarter. In addition, the Professional segment stabilized late in the quarter, down 2.5% for the quarter compared to the second quarter. We continue to launch 2024 project wins expeditiously, including the major IT transformation project related to a large international client that we discussed last quarter. Our largest category in Professional, IT consulting, maintained stable topline revenues between second and third quarters, which is positive. Finance & Accounting experienced lower project work in the third quarter due to typical seasonality for calendar reporting clients. Permanent placements stabilized with flat revenues between second and third quarters. Conversely, Managed Solutions continued to grow sequentially, which aligns with our strategic goals of expanding our consulting efforts. We remain cautiously optimistic at the pockets of revenue categories that stabilized this quarter but continue to tightly manage costs and expenses.

“As part of our ongoing technology enhancements, I am pleased to share that we have launched our advanced lead generation engine in the third quarter, made possible by our earlier investment to modernize our tech stack. BGSF’s technology platform leverages our marketing automation to streamline better lead acquisition and increase conversion rates across both our Professional and Property Management divisions. We have other tech enhancements launching in the fourth quarter to drive better efficiencies and believe these initiatives demonstrate our commitment to BGSF’s digital transformation to improve client engagement and deliver cutting-edge workforce solutions.”

“The review of strategic alternatives work continues, and we have no updates that we can share today. We look forward to discussing in more detail in the future,” concluded Garvey.

Conference Call
BGSF will discuss its third quarter 2024 financial results during a conference call and webcast at 9:00 a.m. ET on November 7, 2024. Interested participants may dial 1-844-481-3017 (Toll Free) or 1-412-317-1882 (International). A replay of the call will be available until November 14, 2024. To access the replay, please dial 1-877-344-7529 (Toll Free), or 1-412-317-0088 (International) and enter access code 4519768. The live webcast and archived replay are accessible from the investor relations section of the Company’s website at https://investor.bgsf.com/events-and-presentations/default.aspx

About BGSF
BGSF provides consulting, managed services and professional workforce solutions to a variety of industries through its various divisions in IT, Finance & Accounting, Managed Solutions, and Property Management. BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 97th largest U.S. staffing company and the 49th largest IT staffing firm in 2024. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgsf.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance and the expectations and objectives of our board or management. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various other risks and uncertainties, including, among other things, risks relating to volatility and uncertainty in the capital markets, availability of suitable third parties with which to conduct any strategic transaction, whether the Company will be able to pursue a strategic transaction, or whether any such transaction, if pursued, will be completed successfully and on attractive terms, or at all, the risks associated with undertaking a review of strategic alternatives, including in respect of relationships with stockholders, employees, customers, and suppliers, as well as risks and uncertainties listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “allows,” “anticipates,” “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” "prospects," and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Steven Hooser or Sandy Martin
Three Part Advisors
ir@bgstaffing.com 214.872.2710 or 214.616.2207

Source: BGSF, Inc.

UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 29, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$262	$—
Accounts receivable (net of allowance for credit losses of $933 and $554, respectively)	46,074	56,776
Prepaid expenses	2,355	2,963
Other current assets	2,760	7,172
Total current assets	51,451	66,911

Property and equipment, net	1,204	1,217

Other assets
Deposits	2,092	2,699
Software as a service, net	4,592	5,026
Deferred income taxes, net	7,587	7,271
Right-of-use asset - operating leases, net	5,065	5,435
Intangible assets, net	26,193	30,370
Goodwill	59,151	59,588
Total other assets	104,680	110,389
Total assets	$157,335	$178,517
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$221	$95
Accrued payroll and expenses	15,361	14,902
Line of credit (net of debt issuance costs of $128)	—	24,746
Long-term debt, current portion (net of debt issuance costs of $27 and $0, respectively)	3,373	34,000
Accrued interest	286	438
Income taxes payable	172	282
Contingent consideration, current portion	4,047	4,208
Convertible note	4,368	4,368
Lease liabilities, current portion	1,586	2,016
Total current liabilities	29,414	85,055

Line of credit (net of debt issuance costs of $305)	7,381	—
Long-term debt, less current portion (net of debt issuance costs of $220)	33,780	—
Contingent consideration, less current portion	—	4,112
Lease liabilities, less current portion	3,815	3,814
Total liabilities	74,390	92,981

Commitments and contingencies

Preferred stock, $0.01 par value per share, 500,000 shares authorized, -0- shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 19,500,000 shares authorized 11,006,696 and 10,887,509 shares issued and outstanding, respectively, net of 3,930 shares of treasury stock, at cost, respectively.	53	52
Additional paid in capital	69,955	68,551
Retained earnings	12,937	16,933
Total stockholders’ equity	82,945	85,536
Total liabilities and stockholders’ equity	$157,335	$178,517

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share and dividend amounts)

For the Thirteen and Thirty-nine Week Periods Ended September 29, 2024 and October 1, 2023

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	2024	2023	2024	2023
Revenues	$71,186	$83,484	$208,089	$239,600
Cost of services	46,857	53,505	136,692	153,263
Gross profit	24,329	29,979	71,397	86,337
Selling, general and administrative expenses	21,966	22,679	64,549	68,475
Impairment losses	—	—	—	22,545
Depreciation and amortization	1,893	2,033	5,881	5,729
Operating income (loss)	470	5,267	967	(10,412)
Interest expense, net	(1,222)	(1,672)	(3,518)	(4,375)
(Loss) income before income taxes	(752)	3,595	(2,551)	(14,787)
Income tax (expense) benefit	(52)	(955)	194	3,565
Net (loss) income	$(804)	$2,640	$(2,357)	$(11,222)

Net (loss) income per share:
Basic	$(0.07)	$0.24	$(0.22)	$(1.04)
Diluted	$(0.07)	$0.24	$(0.22)	$(1.04)

Weighted-average shares outstanding:
Basic	10,919	10,791	10,882	10,753
Diluted	10,919	10,803	10,882	10,753

Cash dividends declared per common share	$—	$0.15	$0.15	$0.45

BUSINESS SEGMENTS
(dollars in thousands)
(unaudited)

	Thirteen Weeks Ended				Thirty-nine Weeks Ended
	September 29, 2024		October 1, 2023		September 29, 2024		October 1, 2023
Revenue:
Property Management	$29,824	42%	$35,976	43%	$80,096	38%	$95,453	40%
Professional	41,362	58	47,508	57	127,993	62	144,147	60
Total	$71,186	100%	$83,484	100%	$208,089	100%	$239,600	100%

Gross profit:
Property Management	10,696	44%	$14,197	47%	29,635	42%	$38,196	44%
Professional	13,633	56	15,782	53	41,762	58	48,141	56
Total	$24,329	100%	$29,979	100%	$71,397	100%	$86,337	100%

Operating income (loss):
Property Management	$4,175		$7,212		$10,780		$17,676
Professional -without impairment losses	1,474		3,253		4,704		9,666
Professional - impairment losses	—		—		—		(22,545)
Home office	(5,179)		(5,198)		(14,517)		(15,209)
Total	$470		$5,267		$967		$(10,412)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

For the Thirty-nine Week Periods Ended September 29, 2024 and October 1, 2023

	2024	2023
Cash flows from operating activities
Net loss	$(2,357)	$(11,222)
Adjustments to reconcile net loss to net cash provided by activities:
Depreciation	271	343
Amortization	5,610	5,386
Impairment losses	—	22,545
Loss on disposal of property and equipment	12	—
Amortization of debt issuance costs	129	145
Interest (income) expense on contingent consideration payable	(23)	468
Provision for credit losses	1,670	658
Share-based compensation	788	844
Deferred income taxes, net of acquired deferred tax liability	(316)	(5,092)
Net changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	9,033	1,795
Prepaid expenses	609	313
Other current assets	4,868	3,179
Deposits	607	(84)
Software as a service	537	543
Accounts payable	126	(337)
Accrued payroll and expenses	459	(4,251)
Other current liabilities	—	(1,000)
Accrued interest	(152)	23
Income taxes receivable and payable	(566)	938
Operating leases	(59)	(100)
Net cash provided by operating activities	21,246	15,094

Cash flows from investing activities
Businesses acquired, net of cash received	—	(6,740)
Capital expenditures	(1,370)	(2,019)
Net cash used in investing activities	(1,370)	(8,759)

Cash flows from financing activities
Net (payments) borrowings under line of credit	(17,188)	4,282
Proceeds from issuance of long-term debt	4,250	—
Principal payments on long-term debt	(850)	(5,000)
Payments of dividends	(1,639)	(4,874)
Issuance of ESPP shares	355	412
Issuance of shares under the 2013 Long-Term Incentive Plan, net of exercises	262	19
Contingent consideration paid	(4,250)	(1,110)
Payments of debt issuance costs	(554)	(64)
Net cash used in financing activities	(19,614)	(6,335)
Net change in cash and cash equivalents	262	—
Cash and cash equivalents, beginning of period	—	—
Cash and cash equivalents, end of period	$262	$—

Supplemental cash flow information:
Cash paid for interest, net	$3,419	$3,573
Cash paid for taxes, net of refunds	$666	$569

NON-GAAP FINANCIAL MEASURES

The financial results of BGSF, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not measurements of financial performance under GAAP and should not be considered as alternatives to net income, net income per diluted share, operating income, or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities or measures of our liquidity. We believe that Adjusted EBITDA and Adjusted EPS are useful performance measures and are used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA" as earnings before interest expense, income taxes, depreciation and amortization expense, costs associated with the evaluation of potential strategic alternatives (“Strategic alternatives review”), transaction fees, and certain non-cash expenses such as impairment losses and share-based compensation expense, as well as certain specific events that management does not consider in assessing our on-going operating performance.

We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions, the Strategic Alternatives Review, transaction fees, and certain non-cash expenses such as impairment losses, as well as certain specific events that management does not consider in assessing our on-going operating performance, net of the respective income tax effect.

Reconciliation of Net (Loss) Income to Adjusted EBITDA
(dollars in thousands)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended		Thirteen Weeks Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023	June 30, 2024
Net (loss) income	$(804)	$2,640	$(2,357)	$(11,222)	$(761)
Income tax expense (benefit)	52	955	(194)	(3,565)	(219)
Interest expense, net	1,222	1,672	3,518	4,375	1,061
Operating income (loss)	470	5,267	967	(10,412)	81
Depreciation and amortization	1,893	2,033	5,881	5,729	1,981
Impairment losses	—	—	—	22,545	—
Share-based compensation	317	408	788	844	236
Strategic alternatives review	526	—	874	—	280
Transaction fees	2	149	42	901	25
Adjusted EBITDA	$3,208	$7,857	$8,552	$19,607	$2,603
Adjusted EBITDA Margin (% of revenue)	4.5%	9.4%	4.1%	8.2%	3.8%

Reconciliation of Net (Loss) Income EPS to Adjusted EPS

	Thirteen Weeks Ended		Thirty-nine Weeks Ended		Thirteen Weeks Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023	June 30, 2024

Net (loss) income per diluted share	$(0.07)	$0.24	$(0.22)	$(1.04)	$(0.07)
Acquisition amortization	0.13	0.15	0.42	0.42	0.15
Impairment losses (pre-tax)	—	—	—	2.10	—
Strategic alternatives review	0.05	—	0.08	—	0.03
Transaction fees	—	0.01	—	0.08	—
Income tax expense adjustment	(0.01)	(0.04)	(0.04)	(0.63)	(0.04)
Adjusted EPS	$0.10	$0.36	$0.24	$0.93	$0.07